UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2024

HashiCorp, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41121	32-0410665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Second Street Suite 700
San Francisco,California		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 301-3250

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.000015 per share	HCP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2024, HashiCorp, Inc. (“HashiCorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among International Business Machines Corporation (“Parent”), McCloud Merger Sub, Inc. (“Sub”) and HashiCorp. The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into HashiCorp (the “Merger”), with HashiCorp surviving the Merger and becoming a wholly owned subsidiary of Parent.

In connection with the Merger, HashiCorp held a special meeting of stockholders on July 15, 2024, at 8:00 a.m., Pacific Time (the “Special Meeting”). The Special Meeting was held exclusively online via interactive webcast.

As of May 28, 2024, the record date for the Special Meeting (the “Record Date”), there were 201,063,437 shares of HashiCorp’s capital stock issued, outstanding and entitled to vote at the Special Meeting (collectively, the “Shares”), consisting of 152,466,678 shares of HashiCorp’s Class A common stock and 48,596,759 shares of HashiCorp’s Class B common stock. Each share of Class A common stock was entitled to one vote on each proposal at the Special Meeting, and each share of Class B common stock was entitled to ten votes on each proposal at the Special Meeting, representing a total of 638,434,268 votes as of the Record Date. At the Special Meeting, the holders of 144,914,302 Shares were present in person or represented by proxy, which constituted a quorum.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in HashiCorp’s definitive proxy statement, dated June 13, 2024 (the “Proxy Statement”), filed by HashiCorp with the Securities and Exchange Commission.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: Adoption of the Merger Agreement.	573,004,886	202,991	77,004	0

Proposal 1 was approved.

Proposal 2: Approval, on a non-binding, advisory basis, the compensation that will or may become payable by HashiCorp to its named executive officers in connection with the Merger contemplated by the Merger Agreement.	570,771,077	1,211,985	1,301,819	0

Proposal 2 was approved.
Proposal 3 described in the Proxy Statement (relating to the adjournment of the Special Meeting, if necessary or appropriate) was rendered moot and was not presented at the Special Meeting as a result of the approval of Proposal 1.
The parties expect the Merger to be completed by the end of 2024, subject to the remaining conditions set forth in the Merger Agreement.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding (i) the pending acquisition of HashiCorp (the “Transaction”); (ii) the expected timing of the closing of the Transaction; (iii) considerations taken into account in approving and entering into the Transaction; and (iv) expectations for HashiCorp following the closing of the Transaction. There can be no assurance that the Transaction will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction, including in circumstances requiring HashiCorp to pay a termination fee; (iii) possible disruption related to the Transaction to HashiCorp’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by HashiCorp related to the Transaction; (v) the risk that HashiCorp’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of HashiCorp management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Transaction; (viii) potential litigation relating to the Transaction; (ix) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (x) other risks and uncertainties detailed in the periodic reports that HashiCorp files with the SEC, including HashiCorp’s Annual Report on Form 10-K. All forward-

looking statements in this communication are based on information available to HashiCorp as of the date of this communication, and, except as required by law, HashiCorp does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HashiCorp, Inc.

Date:	July 16, 2024	By:	/s/ Paul Warenski
		Name: Title:	Paul Warenski Chief Legal Officer